Garment Capitol Associates
June 30, 2002
                                        Exhibit 99(2)

                Garment Capitol Associates

        Chief Financial Officer Certification
                Pursuant to Section 906
           of Sarbanes - Oxley Act of 2002

	The undersigned Stanley Katzman is signing this Chief
Financial Officer certification as a senior member of the financial/accounting staff of Wien & Malkin LLP, the supervisor** of Garment Capitol Associates("Registrant"), to certify that:

(1) the Quarterly Report on Form 10-Q of Registrant for the quarterly period ended June 30, 2002(the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934(15 U.S.C.78m or 78o(d));
and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated:  August 20, 2002

                                By /s/ Stanley Katzman
                                Stanley Katzman
                                Wien & Malkin LLP, Supervisor





**Registrant's organizational documents do not provide for a Chief Financial Officer or other officer with equivalent rights and duties. As described in the Quarterly Report, Registrant is a partnership which is supervised by Wien & Malkin LLP. Accordingly, this Chief Financial Officer certification is being signed by a senior member of the financial/accounting staff of Registrant's supervisor.










Garment Capitol Associates
June 30, 2002